Exhibit 99.1

1245 “Q” Street Lincoln, NE 68508 Phone: 402-475-2525 Fax: 402-475-9061

Contact:	Kevin R. Karas
Chief Financial Officer
402-475-2525

NATIONAL RESEARCH CORPORATION DECLARES

QUARTERLY DIVIDEND

LINCOLN, Nebraska (April 9, 2021) — National Research Corporation (NASDAQ:NRC) announced that its Board of Directors has declared a quarterly cash dividend of $0.12 (twelve cents) per share payable Tuesday, April 27, 2021, to shareholders of record as of the close of business on Monday, April 19, 2021.

For more than 40 years, National Research Corporation has been a leading provider of analytics and insights that facilitate measurement and improvement of human understanding.